Exhibit 16.1

March 7, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Acer Therapeutics Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on March 7, 2019 and we agree with such statements concerning our firm.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

99 High Street

Boston, MA 02110